As filed with the Securities and Exchange Commission on January 19, 2007

                                                            Registration No. 333-34621

___________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

__________________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

__________________________________________

SOTHEBY'S
(Exact name of registrant as specified in its charter)

Delaware	38-2478409
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1334 York Avenue
New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

SOTHEBY’S HOLDINGS, INC. PERFORMANCE SHARE PURCHASE PLAN

(Full title of the plan)

__________________________________________

Donaldson C. Pillsbury
Executive Vice President, Worldwide General Counsel and Secretary
Sotheby's
1334 York Avenue
New York, New York 10021
(212) 606-7000
(Name and address of agent for service)

DEREGISTRATION OF SECURITIES

          This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-34621) pursuant to which 2,000,000 shares of the Registrant’s Class A Limited Voting Common Stock were registered with the Securities and Exchange Commission for issuance under the Registrant’s Performance Share Purchase Plan (the “Plan”). As used in this amendment, the term “Registrant” refers to each of Sotheby’s Holdings, Inc, a Michigan corporation. and its successor-by-merger, Sotheby’s, a Delaware corporation, as the context may require. No further awards will be made under the Plan and no outstanding awards exist with respect to the Plan, which was previously terminated by the Registrant. The Registrant hereby removes from registration a total of 1,910,000 shares of common stock that were neither issued nor sold prior to the Plan’s termination.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of January, 2007.

SOTHEBY'S

By:	/s/ William F. Ruprecht

William F. Ruprecht
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William F. Ruprecht and William S. Sheridan, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), supplements and other documents related to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael I. Sovern	Chairman of the Board	January 19, 2007

Michael I. Sovern

/s/ Devonshire	Deputy Chairman of the Board	January 19, 2007

The Duke of Devonshire

/s/ William F. Ruprecht	President, Chief Executive	January 19, 2007
Officer and Director
William F. Ruprecht

/s/ William S. Sheridan	Executive Vice President and	January 19, 2007
Chief Financial Officer
William S. Sheridan

/s/ Michael Blakenham	Director	January 19, 2007

Michael Blakenham

/s/ Steven B. Dodge	Director	January 19, 2007

Steven B. Dodge

/s/ Allen Questrom	Director	January 19, 2007

Allen Questrom

/s/ Donald M. Stewart	Director	January 19, 2007

Donald M. Stewart

/s/ Robert S. Taubman	Director	January 19, 2007

Robert S. Taubman

/s/ Dennis M. Weibling	Director	January 19, 2007

Dennis M. Weibling

/s/ Robin G. Woodhead	Director	January 19, 2007

Robin G. Woodhead

/s/ Michael L. Gillis	Senior Vice President,	January 19, 2007
Controller and Chief Accounting
Michael L. Gillis	Officer